CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Dates of Second Quarter 2012 Financial Results Release and Conference Call

New York, New York, July 6, 2012 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today that it plans to issue its second quarter financial results on Tuesday, July 31, 2012 and host its second quarter conference call and webcast on Wednesday, August 1, 2012 at 12:30 p.m. Eastern Time. Nicholas S. Schorsch, Chief Executive Officer and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details
Domestic Dial-In Number: 1-877-317-6789
International Dial-In Number: 1-412-317-6789
Canada Dial-In Number: 1-866-605-3852
Webcast: www.americanrealtycapitalproperties.com/q2earningscall

Replay Conference Call Details
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Conference ID: 10016082
Dates Available: August 1, 2012 (one hour after the end of the conference call) to September 4, 2012 at 9:00 AM ET

Important Notice

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation, listed on The NASDAQ Capital Market, which intends to qualify as a real estate investment trust focused on owning and acquiring single-tenant freestanding commercial properties generally subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.